UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2008 (December 31, 2007)
J. ALEXANDER’S CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	1-08766	62-0854056

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202

(Address of principal executive offices) (Zip Code)
(615) 269-1900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On December 31, 2007, J. Alexander’s Corporation (the “Registrant”) adopted an amendment (the “Amendment”) of the Amended and Restated J. Alexander’s Corporation Employee Stock Ownership Plan (the “Plan”). The purpose of the Amendment is to (i) reverse the Registrant’s decision to freeze participation in the Plan (ii) allow new participants to enter the Plan; (iii) to facilitate the administration of the Plan and the Registrant’s 401(k) plan by making the eligibility rules consistent for both plans; (iv) to change the vesting schedule for Employer non-elective contributions from five year cliff vesting to three year cliff vesting as required by the federal Pension Protection Act of 2006 (the “PPA”); (v) to permit non-spouse beneficiaries to make a direct rollover from the Plan as permitted by the PPA; (vi) to change the definition of covered compensation to include certain payments after termination of employment as permitted under new Internal Revenue Service regulations; and (vii) to make changes in the rules regarding limitation of benefits in conformity with final regulations issued in April 2007 under Section 415 of the Internal Revenue Code. The Plan was also restated in 2007 to reflect earlier amendments, which were previously filed with the Securities and Exchange Commission. Copies of the Amended and Restated Plan as restated in 2007 and the Amendment are filed as exhibits to this report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits:
     The following exhibits are furnished herewith:

10.01	J. Alexander’s Corporation Amended and Restated Employee Stock Ownership Plan

10.02	First Amendment to J. Alexander’s Corporation Amended and Restated Employee Stock Ownership Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 4, 2008	J. ALEXANDER’S CORPORATION
	By:	/s/ R. Gregory Lewis
R. Gregory Lewis
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.01	J. Alexander’s Corporation Amended and Restated Employee Stock Ownership Plan

10.02	First Amendment to J. Alexander’s Corporation Amended and Restated Employee Stock Ownership Plan

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